DRAFT - FOR DISCUSSION PURPOSES ONLY

                         REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of December __, 2004 by and among TASKER CAPITAL CORPORATION, a Nevada corporation (the "Company"), and the persons listed as the Investors on the signature pages hereto (the "Investors"), and each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of
Section 11 hereof (collectively, the "Permitted Transferees" and each individually a "Permitted Transferee").

      WHEREAS, pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of the date hereof, the Company has agreed to issue and sell to the Investors, and each Investor has agreed to purchase from the Company, shares (the "Shares") of the Company's authorized but unissued common stock, $0.001 par value per share (the "Common Stock"); and

      WHEREAS, the terms of the Securities Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Investors to execute and deliver this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

      1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

      "Board" shall mean the board of directors of the Company.

      "Closing" shall mean the last Closing under the Securities Purchase Agreement.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

      "Holders" shall mean, collectively, the Investors and the Permitted Transferees; provided, however, that the term "Holders" shall not include any of the foregoing that ceases to own or hold any Registrable Securities.

      "Qualifying Holder" shall have the meaning ascribed thereto in Section 11 hereof.

      "Registrable Securities" shall mean the Shares issued to the Investors pursuant to the Securities Purchase Agreement and the Placement Agent Warrants, and shall include any shares of the Company's Common Stock issued with respect to the Registrable Securities as a result of any stock split, stock dividend, recapitalization, exchange or similar event; provided, however, that all Registrable Securities shall cease to be Registrable Securities once they have been sold pursuant to a registration statement or may be sold pursuant to Rule 144.

      "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated there under.

      2. EFFECTIVENESS. This Agreement shall become effective and legally binding upon the Closing.

      3. MANDATORY REGISTRATION.

            (a) Within thirty (30) calendar days after the Closing (or, if the date that is thirty (30) calendar days after the Closing is not a business day, the next business day immediately following such date), the Company will prepare and file with the SEC a registration statement on Form S-3 or any successor form (except that if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on Form S-1 or any successor form) for the purpose of registering under the Securities Act all of the Registrable Securities for resale by, and for the account of, the Holders as selling stockholders thereunder (the "Registration Statement"). The Registration Statement shall permit the Holders to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Securities. The Company agrees to use its best efforts to cause the Registration Statement to become effective as soon as reasonably practicable (which shall include using its best efforts to respond to any comments of the SEC in respect of the Registration Statement within ten (10) business days following receipt thereof, unless the SEC conducts a full review, in which case the Company shall use its commercially reasonably efforts to respond to any comments of the SEC in respect of the Registration Statement within fifteen (15) business days following receipt thereof). The Company shall use its best efforts to keep the Registration Statement effective until such date that is the earlier of (i) the date when all of the Registrable Securities registered thereunder shall have been sold plus one year or (ii) four (4) years after the Closing, subject to extension as set forth below (such date is referred to herein as the "Mandatory Registration Termination Date"). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Holders shall have no further right to offer or sell any of the Registrable Securities pursuant to the Registration Statement (or any prospectus relating thereto). In the event the right of the selling Holders to use the Registration Statement (and the prospectus relating thereto) is delayed or suspended pursuant to Sections 4(c) or 10 hereof, if the events described in clause (i) or (ii) above of this subsection (a) have not yet occurred, the Company shall be required to extend the Mandatory Registration Termination Date by the same number of days as such delay or Suspension Period (as defined in Section 10 hereof), provided that such delay is not the result of the Holders' failure or delay to furnish information required under Section 5 hereof.

            (b) In the event that the Registration Statement is not filed with the SEC within thirty (30) calendar days after the Closing (or, if the date that is thirty (30) calendar days after the Closing is not a business day, the next business day immediately following such date), or the Company fails to use its best efforts to respond to any comments of the SEC in respect of the Registration Statement within ten (10) business days following receipt thereof, or in the case of a full SEC review, within fifteen (15) business days following receipt thereof, the Company will issue to all Investors, for no additional consideration, one percent (1.0%) of the Shares sold to each Investor pursuant to the Securities Purchase Agreement. For every additional thirty (30) calendar days that the Company continues to be delayed from filing the Registration Statement with the SEC or continues to fail to use its best efforts to respond to any comments of the SEC in respect of the Registration Statement, the Company will issue to all Investors, for no additional consideration, one percent (1.0%) of the Shares sold to each Investor pursuant to the Securities Purchase Agreement.


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

            (c) Within three (3) business days after a Registration Statement that covers applicable Registrable Securities is declared effective by the SEC, the Company shall deliver, or shall cause legal counsel to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in such form as agreed to by counsel to the Company and counsel to the Holders at such time.

            (d) Subject to review and comment by the SEC, the Plan of Distribution set forth in the Registration Statement shall be substantially as set forth in Exhibit B attached hereto.

      4. OBLIGATIONS OF THE COMPANY. In connection with the Company's obligation under Section 3 hereof to file the Registration Statement with the SEC and to use commercially reasonable efforts to cause the Registration Statement to become effective, the Company shall:

            (a) Prepare and file with the SEC, as expeditiously as reasonably practicable, such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

            (b) Promptly furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 4(a) above) as the selling Holders may reasonably request in order to facilitate the disposition of such selling Holder's Registrable Securities;

            (c)  Promptly  notify  the  selling  Holders,  at  any  time  when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in or relating to the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances in which they are made; and, thereafter, the Company will promptly prepare (and, when completed, give notice to each selling Holder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances in which they are made; provided that upon such notification by the Company, the selling Holders will not offer or sell Registrable Securities until the Company has notified the selling Holders that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the selling Holders (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a prospectus amendment or supplement as above provided in this
Section 4(c) and deliver copies of same as above provided in Section 4(b) hereof);


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

            (d) Use its best efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate in the opinion of the Company and the managing underwriters, if any, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or to become subject to any material tax in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Securities be borne by the selling Holder, then the selling Holders shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses; and

            (e) Promptly after a sale of Registrable Securities pursuant to the Registration Statement (assuming that no stop order is in effect with respect to the Registration Statement at the time of such sale), the Company shall cooperate with the selling Holder and provide the transfer agent for the Common Stock with such instructions and legal opinions as may be required in order to facilitate the issuance to the purchaser (or the selling Holder's broker) of new unlegended certificates for such Registrable Securities.

      5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.

      6. EXPENSES OF REGISTRATION. All expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing, and fees and disbursements of counsel for the Company, shall be borne by the Company.

      7. DELAY OF REGISTRATION. The Holders shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

      8. INDEMNIFICATION AND CONTRIBUTION.

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, any investment banking firm acting as an underwriter for the selling Holder, any broker/dealer acting on behalf of any selling Holder and each officer and director of such selling Holder, such underwriter, such broker/dealer and each person, if any, who controls such selling Holder, underwriter or broker/dealer within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances in which they are made, and which were not corrected by a subsequently filed amendment or supplement thereto; and will reimburse such selling Holder, such underwriter, broker/dealer or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it: (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by the selling Holder, any underwriter for them or controlling person with respect to them; or (ii) is in excess of the gross proceeds received by the Company under the Securities Purchase Agreement. This
Section 8(a) shall not inure to the benefit of any selling Holder with respect to any person asserting loss, damage, liability or action as a result of a selling Holder selling Registrable Securities during a Suspension Period (as defined in Section 10 hereof) or selling in violation of Section 5(c) of the Securities Act.

            (b) To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its officers and directors, each person, if any, who controls the Company within the meaning of the Securities Act, any investment banking firm acting as underwriter for the Company or the selling Holder, or any broker/dealer acting on behalf of the Company or any other selling Holder, and all other selling Holders against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter, or broker/dealer or other selling Holder may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they are made, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by such selling Holder expressly for use in connection with the Registration Statement or any preliminary prospectus or final prospectus related thereto; and such selling Holders will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, broker/dealer or other selling Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of each selling Holder hereunder shall be limited to the gross proceeds (net of underwriting discounts and commissions, if any) received by such selling Holder from the sale of Registrable Securities covered by the Registration Statement; and provided, further, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Holder(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).


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

            (c)  Promptly  after  receipt  by an  indemnified  party  under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party (which consent will not be unreasonably withheld, conditioned or delayed). In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party's expenses for the period prior to the date of its participation on such defense. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8 to the extent of such prejudice, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party otherwise other than under this Section 8.

            (d) Notwithstanding anything to the contrary herein, without the prior written consent of the indemnified party, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

            (e) In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 8 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 8 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable selling Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable selling Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this
Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            Notwithstanding any other provision of this Section 8(e), in no event shall (i) any selling Holder be required to undertake liability to any person under this Section 8(e) for any amounts in excess of the dollar amount of the gross proceeds to be received by the selling Holder from the sale of such selling Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are or were to be registered under the Securities Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

      9. REPORTS UNDER THE EXCHANGE ACT. With respect to each Holder, from the date of Closing until the date on which all of the Registrable Securities that such Holder owns or has the right to acquire become freely transferable under Rule 144(k) promulgated under the Securities Act, the Company agrees to use its best efforts: (i) to make and keep public information available, as those terms are understood and defined in the General Instructions to Form S-3, or any successor or substitute form, and in Rule 144, (ii) to file with the SEC all reports and other documents required to be filed by an issuer of securities registered under Sections 13 or 15(d) of the Exchange Act, and (iii) if such filings are not available via EDGAR, to furnish to such Holder as long as the Holder owns or has the right to acquire any Registrable Securities prior to the applicable termination date described above, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company under Sections 13 or 15(d) of the Exchange Act as may be reasonably requested in availing such Holder of any rule or regulation of the SEC permitting the selling of any such Registrable Securities without registration.


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

      10. DEFERRAL AND LOCK-UP. Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the selling Holders a certificate signed by the President and Chief Executive Officer of the Company stating that the Board has made the good faith determination (i) that continued use by the selling Holders of the Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed transaction involving the Company, (ii) that such disclosure would be premature and would be adverse to the Company, its business or prospects or any such proposed transaction or would make the successful consummation by the Company of any such transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the Holders of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto, then the right of the selling Holders to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto shall be suspended for a period (the "Suspension Period") of not more than 60 days after delivery by the Company of the certificate referred to above in this Section 10. During the Suspension Period, none of the Holders shall offer or sell any Registrable Securities pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto). The Company may not exercise this right more than one time in any twelve month period after the Closing.

      11. TRANSFER OF REGISTRATION RIGHTS. None of the rights of any Holder under this Agreement shall be transferred or assigned to any person unless (i) such person is a Qualifying Holder (as defined below), (ii) such person agrees to become a party to, and bound by all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit A hereto, (iii) the transfer or assignment is made in accordance with the applicable requirements of the Securities Purchase Agreement and (iv) following the transfer or assignment, the further disposition of the Registrable Securities by such person is restricted under the Securities Act and applicable state securities laws. For purposes of this Section 11, the term "Qualifying Holder" shall mean, with respect to any Holder, (a) any corporation, partnership or other affiliated entity controlling, controlled by, or under common control with, such Holder, or any partner or former partner, if such Holder is a partnership, or (b) any other direct transferee from such Holder of at least 50% of those Registrable Securities held or that may be acquired by such Holder. None of the rights of any Holder under this Agreement shall be transferred or assigned to any person (including, without limitation, a Qualifying Holder) that acquires Registrable Securities in the event that and to the extent that such Person is eligible to resell such Registrable Securities pursuant to Rule 144(k) of the Securities Act.

      12. ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

      13. MISCELLANEOUS.

            (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that the terms and conditions of Section 11 hereof are satisfied. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Registrable Securities provided that the terms and conditions of Section 11 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Holder shall cease to own all of its Registrable Securities, all of such Holder's rights under this Agreement shall immediately terminate.

            (b) (i) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier (overnight or same day) or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be (i) if delivered by first-class mail, three business days after so mailed, (ii) if delivered by overnight carrier, one business day after so mailed, (iii) if delivered by hand, on the date of delivery, or (iv) if delivered by facsimile, upon electronic confirmation of receipt.

            (ii) All correspondence to the Company shall be addressed as follows:

                  Tasker Capital Corporation
                  100 Mill Plain Road
                  Danbury, CT  06811
                  Telephone:  (203) 546-3555
                  Telecopier:  (203)
                  Attention:  Robert Appleby, President & CEO

                  with a copy to:

                  INSERT COMPANY COUNSEL INFO

            (iii) All correspondence to any Holder shall be sent to the address set forth on such Holder's signature page hereto (or, in the case of a Permitted Transferee, such Permitted Transferee's Instrument of Adherence hereto).

            (iv) Any party may change the address to which correspondence to it is to be addressed by notification as provided for herein.

            (c) The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

            (d) This Agreement may be executed in a number of counterparts, each of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

TASKER CAPITAL CORPORATION

By:
    -------------------------------------------------
Name:    Robert Appleby
Title:   President & Chief Executive Officer

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

TASKER CAPITAL CORPORATION

By:
    -------------------------------------------------
Name:    Robert Appleby
Title:   President & Chief Executive Officer

INVESTOR:

Print Name of Investor:

-----------------------------------------------------

By:
     ------------------------------------------------
Name:
Title:

Investor's Address and Fax Number for Notice:
--------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                    EXHIBIT A

                             INSTRUMENT OF ADHERENCE

Reference is hereby made to that certain Registration Rights Agreement, dated as of December __, 2004, among Tasker Capital Corporation, a Nevada corporation (the "Company") and the Investors and the Permitted Transferees, as amended and in effect from time to time (the "Registration Rights Agreement'). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

The undersigned, in order to become the owner or holder of, or have the right to acquire, _______ shares of Registrable Securities, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of a Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

Print Name of Permitted Transferee:

-----------------------------------------------------

By:
     ------------------------------------------------
Name:
Title:

Permitted Transferee's Address and Fax Number for Notice:

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

Accepted:

Tasker Capital Corporation

By:
    -------------------------------------------------
Name:
Title:

Date:
      -----------------------------------------------

                                    EXHIBIT B

                              PLAN OF DISTRIBUTION

      We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the Over-the-Counter Bulletin Board, any other exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

      o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

      o ordinary brokerage transactions and transactions in which the broker solicits purchases;

      o     through options, swaps or derivatives;

      o     in privately negotiated transactions;

      o     in making short sales or in transactions to cover short sales; and

      o     put or call option transactions relating to the shares.

      The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders may also sell shares of common stock short and deliver shares covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale. The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

      The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

      The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. The Company has agreed to indemnify each of the selling security holders and each selling security holder has agreed, severally and not jointly, to indemnify the Company against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

      The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

      Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

      Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

      o     the  name  of  each  such  selling   security   holder  and  of  the
            participating broker-dealer(s);

      o     the number of shares involved;

      o     the initial price at which the shares were sold;

      o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

      o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

      o     other facts material to the transactions.

      In addition, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

            Expenses Associated with Registration.

We are paying all expenses and fees in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.